                                    AGREEMENT


THIS AGREEMENT (this "Agreement"), made and effective this 7th day of April, 1999, by and among First Institutional Marketing, Inc., a Texas corporation with its principal place of business located at 5555 San Felipe, Suite 575, Houston, Texas 77056 ("FIMI"), and iChargeit, Inc. a Texas corporation with its principal place of business located at www.ichargeit.com, 8162 Capehope Circle #201, Huntington Beach, CA 92646 ("website").


                                    RECITALS

WHEREAS, FIMI is a national insurance distributor and operates, among other things, an Internet-based insurance and annuity comparison, insurance delivery and case management system (the "InsureRate Network").

WHEREAS, Financial Institution desires to enter into this Agreement with FIMI to establish a program employing the InsureRate Network for use in Financial Institution's website (the "Website Integration Program") and by FIMI's brokers and agents located at the branches of the Financial Institution in the marketing of certain insurance, annuity, and related products (the "Electronic Commerce Integration Program").

                                    AGREEMENT

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, FIMI and Financial Institution agree as follows:

The Website Integration Program

1. (a) FIMI shall provide a hypertext link from the Financial Institution Website to the InsureRate Network. Individuals accessing the InsureRate Network through the Financial Institution's website will be able to estimate their life insurance needs, obtain price comparisons of selected insurance products and submit preliminary applications to purchase insurance products.

(b) FIMI shall: (i) develop and implement a co-labeled version of the InsureRate Network incorporating Financial Institution's graphical design elements in the following InsureRate Network web pages (and other pages that may be mutually agreed upon by the parties): (A) comparison questionnaire and quote pages, (B) company product and profile pages, and (C) life insurance and annuity glossary pages; (ii) receive and process insurance and annuity applications in accordance with the rules and regulations of the Selected Carriers, including, without limitation, the coordination of paramed examinations; (iii) service policies issued in connection therewith; (iv) receive premiums from Financial Institution's customers with respect to such policies; (v) provide licensed insurance agents to follow up with Financial Institution's customers that have submitted preliminary product applications through the InsureRate Network under the Website Integration Program; and (vi) use its reasonable best efforts to maintain all licenses and Selected Carrier appointments and contracts necessary for the selected products to be offered through the InsureRate Network.

(c) Financial Institution shall be responsible for prominently including and displaying the InsureRate Network on its website and in promotions that Financial Institution undertakes to promote its website.

(d) In return for the provision by Financial Institution of space within its web site on the world wide web and as Financial Institution's sole payment under the Website Integration Program, Financial Institution shall receive compensation as set forth in Exhibit B, attached hereto and made a part hereof.

2. Financial Institution shall pay an installation fee in the amount of five thousand dollars ($5,000.00) to FIMI for the set up and customization of the Electronic Commerce and Website Integration Programs for the Financial Institution. Financial Institution shall pay to FIMI a monthly maintenance fee of $300.00, provided however, that all revenues generated by FIMI from the sale of the products of the Selected Carriers pursuant to the Electronic Commerce and Website Integration Programs shall offset the maintenance fee and no such fee shall be payable if FIMI's monthly revenue exceeds or is equal to $300.00 per month. Products and services other than term life insurance and annuities may be offered under this Agreement, any setup or licensing fees and compensation for the sale of any such products or services shall be determined by the mutual consent of the parties hereto.



General Provisions

3. Each party to this Agreement hereby covenants and agrees that it will comply with all applicable laws and regulations in performing its duties and obligations under this Agreement.

4. FIMI shall be responsible for selecting the carriers described in Exhibit A, attached hereto and incorporated herein by reference (as the same may be modified from time to time with the mutual consent of each party hereto), which shall be the carriers whose products are offered by FIMI under this Agreement (the "Selected Carriers"). FIMI shall be responsible for selecting the insurance, annuity and related products to be offered for sale and sold through the Electronic Commerce and Web Site Integration Programs.

5. Financial Institution shall facilitate the collection of premiums generated from the sale of products under this Agreement by maintaining access to VISA and/or MasterCard Intercharge Network and/or the Federal Reserve Automated Clearing House.

6. Premium payments for products purchased through the Electronic Commerce and Website Integration Programs will be collected in a manner acceptable to FIMI and Financial Institution, including without limitation pre-authorized debits to Financial Institution's customer's checking accounts when authorized by the customer and direct billings.

7. (a) The term of this Agreement shall commence as of the date hereof and shall extend for a period of three (3) years. This Agreement shall automatically renew for successive periods of one (1) year, unless earlier terminated in accordance with this Section 11 or by the mutual consent of the parties hereto.

(b) During the term of this Agreement, any party shall have the right to terminate this Agreement for cause if any other party breaches or is in default of any material obligation under this Agreement if the breach or default is incapable of cure or, if being capable of cure, has not been cured within thirty
(30) days after receipt of written notice of such breach or default or such additional time as the non-defaulting party or parties may authorize in writing in its or their sole discretion.

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

(c) Any party to this Agreement shall have the right to terminate this Agreement upon the expiration of the initial three (3) year period or any one (1) year renewal period by providing notice to the other parties hereto within sixty (60) days of the anniversary date of this Agreement.

8. During the term of this Agreement, and extending for a period of five (5) years commencing on the date of policy coverage effectiveness or product effectiveness, as the case may be, Financial Institution will not sell and will not attempt to sell replacement policies or products, directly or indirectly, to Financial Institution's customers who have purchased policies or products under this Agreement. The provisions of this Section 8 shall survive the termination of this Agreement.

9. (a) In performing its obligations under this Agreement, each party may have access to and receive disclosure of certain information about the other parties, including without limitation, marketing strategies, plans and objectives; competitive advantages and disadvantages; financial results; technological developments; product and services strategies, plans and objectives; software source code and object code; names, addresses, telephone numbers and account numbers of Financial Institution's customers; computer magnetic tapes and a variety of other information and materials that such other party considers confidential and/or proprietary (herein referred to together as "Confidential Information"). All Confidential Information of one party obtained pursuant to this Agreement by any other party is and shall be considered to be confidential and proprietary to the disclosing party. Each of the parties hereto shall (1) protect and preserve the confidential and proprietary nature of all Confidential Information; (2) not disclose, give, sell or otherwise transfer or make available, directly or indirectly, and Confidential Information to any third party; (3) not use the Confidential Information, except in furtherance of this Agreement and as provided herein; (4) return all Confidential Information, any copies thereof (in whatever form) and any reports, summaries, memoranda or descriptions that describe any Confidential Information immediately upon request; (5) limit the dissemination of the Confidential Information within its own organization to such individuals whose duties justify the need to know the Confidential Information and restrict its use solely to the purposes set forth herein.

(b) Financial Institution may not use, copy, modify or distribute the InsureRate Network (electronically or otherwise), or any derivative, copy, adaptation, transcription or merged portion thereof, except as expressly authorized in writing by FIMI. Financial Institution may not reverse, assemble, reverse compile or otherwise translate the InsureRate Network. No service bureau work, multiple-use license or time-sharing arrangement is permitted, except as expressly authorized in writing by FIMI. If Financial Institution uses, copies or modifies the InsureRate Network of if Financial Institution transfers possession of any copy, adaptation, transcription or merged portion of the InsureRate Network to any other party in any way not expressly authorized in writing by FIMI, the rights granted herein to Financial Institution shall automatically terminate.

(c) The provisions of this Section 9 shall survive the termination of this Agreement.

10. (a) FIMI makes no warranty hereunder to Financial Institution that the InsureRate Network will operate error-free or uninterrupted.

(b) FIMI shall not be responsible for obsolescence of the InsureRate Network that may result from changes in Financial Institution's requirements.

(c) As Financial Institution's exclusive remedy for any material non-performance in the InsureRate Network for which FIMI is responsible, FIMI shall attempt through reasonable effort to correct or cure any reproducible non-performance. In the event FIMI does not correct or cure such non-performance after it has had a reasonable opportunity to do so and, with respect to any and all claims by Financial Institution relating to the InsureRate Network and this Agreement, including any cause of action sounding in contract, tort or strict liability, Financial Institution's exclusive remedy shall be the termination of this Agreement. In no event shall FIMI be liable for any loss of profits; any incidental, special, exemplary or consequential damages; or any claims or demands brought against Financial Institution, even if FIMI has been advised of the possibility of such claims or demands. This limitation upon damages and claims is intended to apply without regard to whether other provisions of this Agreement have been breached or have proven ineffective.

(d) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, FIMI DISCLAIMS ANY AND ALL PROMISES, REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE INSURERATE NETWORK, INCLUDING ITS CONDITION, ITS CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION, THE EXISTENCE OF ANY LATENT OR PATENT DEFECTS, ANY NEGLIGENCE AND ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

(e) Notwithstanding anything contained herein to the contrary, FIMI shall have the right, in its sole discretion, at any time during the Term hereof, to replace or modify the InsureRate Network as long as the functionality of the InsureRate Network shall remain materially unchanged.

11. During the term of this Agreement, Financial Institution shall not, and shall not permit any of its employees or agents, nor shall Financial Institution enter into any agreement with any third party, to use any other electronic insurance delivery service, insurance comparison service or case management system.

12. Neither FIMI nor Financial Institution shall have the right to assign this Agreement or any financial interest in this Agreement without the express prior written consent of the other parties, provided however that this agreement shall inure to the benefit of and be obligations of any successors of the parties.

13. There can be no waiver of any term, provision or condition of this Agreement except in writing signed by the party against whom the waiver is to be asserted. No change, modification or amendment to or of any provision of this Agreement will be deemed to be made or will be effective unless expressed in writing and signed by FIMI and Financial Institution.

14. This Agreement represents the entire agreement of the parties and shall be the complete and exclusive statement of the obligations and responsibilities of each of the parties hereto. This Agreement shall supersede any other proposal, representation, communication or other agreement by or on behalf of the parties hereto relating to the subject matter hereof, and shall hereinafter govern the relationship of the parties hereto.

15. FIMI shall not be liable to Financial Institution or any other person, firm or company, for failure to fulfill its obligations hereunder resulting from malfunction or failure of the Internet or the World Wide Web, the acts or omissions of the Selected Carriers, any acts of God, public disaster, fire, flood, riot, war, labor strikes or disputes, judicial orders or decrees, government laws or regulations, or interruptions of communications, transportation or electricity.

16. FIMI and Financial Institution hereby represent and warrant to the other that it has the requisite authority to execute and perform this Agreement. Each party hereby represents and warrants to the other that this Agreement and the transactions provided for herein have been duly authorized and approved by all necessary corporate action, and that this Agreement represents and constitutes its binding obligation. No party's compliance with the terms, provisions and conditions of this Agreement will constitute a default or prohibited activity by it under the terms of any other Agreement to which it is bound.

17. Except as otherwise provided herein, if any action be instituted to compel compliance with the provisions of this Agreement and/or to recover damages for the breach thereof, the prevailing party or that party which substantially prevails shall be entitled, in addition to any other remedies, to reimbursement of all reasonable litigation expenses, including reasonable attorneys' fees and disbursements.

18. If any dispute shall arise among the parties to this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves, and, in conjunction therewith, the agent(s) or employee(s) of each party involved in a particular dispute shall be obligated to refer such dispute to the person or persons to whom he or she reports or to the board of directors of such party, if such person is the President of such party. After such referral has occurred, the parties will diligently pursue a resolution of any dispute for a period of not less than fifteen (15) days. If such dispute is not resolved in the manner set forth above, then each such dispute shall be submitted to binding arbitration under the rules then prevailing of the American Arbitration Association.

18. All notices provided for herein will be in writing and will be deemed given when (a) personally delivered; (b) sent by facsimile transmission with delivery confirmed, such confirmation not to be withheld or unreasonably delayed; (c) delivered by overnight receipted courier service; or (d) deposited in the United States mail, registered or certified, postage prepaid, addressed as follows:


         To FIMI:          First Institutional Marketing, Inc.
                           5555 San Felipe, Suite 575
                           Houston, Texas 77056
                           Attention: Mr. James Wm. Ellsworth

         With a copy to:   Sheela Kosaraju, Esq.
                           Fourteen Piedmont Center, Suite 100
                           3535 Piedmont Road
                           Atlanta, GA 30305


         To Financial Institution:


19. Nothing contained herein shall constitute or be construed to create an agency, joint venture, partnership, joint enterprise or any other similar relationship among the parties.

20. The rights and obligations of the parties hereunder shall be governed by the laws of the State of Texas.

21. In the event that any portion of this Agreement is determined to be invalid, illegal or otherwise unenforceable, such invalidity, illegality or unenforceability shall not impair the operation or effect of any remaining portion of this Agreement.

IN WITNESS WHEREOF, FIMI and Financial Institution have caused this Agreement to be executed as of the date set forth above.


                                 iChargeit Inc
         --------------------------------------------------------------
         Corporation Name

         By:      /s/ Jesse Cohen
                  -----------------------------------------------------
         Name:        Jesse Cohen
                  -----------------------------------------------------
         Title:       CEO
                  -----------------------------------------------------

         FIRST INSTITUTIONAL MARKETING, INC.

         By:      /s/ James Ellsworth
                  -----------------------------------------------------
         Name:    James Ellsworth
                  -----------------------------------------------------
         Title:   CFO
                  -----------------------------------------------------

                                    EXHIBIT A

                               TERM LIFE CARRIERS

                 -------------------------  --------------------------------
                 CARRIER                    PRODUCT
                 -------------------------  --------------------------------
                 AIG
                 -------------------------  --------------------------------
                 AI-NY
                 -------------------------  --------------------------------
                 Midland
                 -------------------------  --------------------------------
                 Protective Life
                 -------------------------  --------------------------------
                 Security -Connecticut
                 -------------------------  --------------------------------
                 Transamerica
                 -------------------------  --------------------------------
                 United of Omaha
                 -------------------------  --------------------------------



                                ANNUITY CARRIERS

                 -------------------------  --------------------------------
                 CARRIER                    PRODUCT
                 -------------------------  --------------------------------
                 American National
                 -------------------------  --------------------------------
                 CAN
                 -------------------------  --------------------------------
                 The Midland
                 -------------------------  --------------------------------
                 Paul Revere
                 -------------------------  --------------------------------
                 Jefferson Pilot
                 -------------------------  --------------------------------
                 Allianz
                 -------------------------  --------------------------------
                 United of Omaha
                 -------------------------  --------------------------------
                 United Life and Annuity
                 -------------------------  --------------------------------


                                    EXHIBIT B

                                   RENTAL FEES

All rentals connected with this Agreement are due and payable the month subsequent to the month during which Financial Institution provides the previously outlined services. Rental payments hereunder are based upon the number of completed applications that FIMI generates from the Website Integration Program each month as outlined. For purposes of this Agreement, a "Completed Application" shall mean a fully filled out and executed life insurance or annuity application, solicited by FIMI and returned by a prospective client to FIMI. FIMI will pay Financial Institution monthly rent for website space in the ichargeit website as provided in that certain InsureRate Network License Agreement, attached hereto and made a part hereof; at an amount equal to the total number of Completed Applications for life insurance and annuities received by the InsureRate Network link to the ichargeit.com website in the prior month times thirty dollars ($30.00) for each life insurance Completed Application and sixty dollars ($60.00) for each annuity Completed Application .









Effective this 7th day of April 1999.




         FIRST INSTITUTIONAL MARKETING, INC.

         By:      /s/ James Ellsworth
                  -----------------------------

         Name:    James Ellsworth
                  -----------------------------
         Title:   CFO
                  -----------------------------


                       iChargeit Inc
         --------------------------------------
         Corporation Name

         By:      /s/ Jesse Cohen
                  -----------------------------
         Name:        Jesse Cohen
                  -----------------------------
         Title:       CEO
                  -----------------------------

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